Exhibit p(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                                             POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Regions Funds and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                      TITLE                            DATE

/s/John F. Donahue              Chairman and Trustee            January 3, 2000
John F. Donahue                 (Chief Executive Officer)

/s/Edward C. Gonzales           President and Treasurer         January 3, 2000
Edward C. Gonzales              (Principal Financial and
                                Accounting Officer)

/s/J. Christopher Donahue       Executive Vice President       January 3, 2000
J. Christopher Donahue          and Trustee


/s/Thomas G. Bigley             Trustee                        January 3, 2000
Thomas G. Bigley

/s/John T. Conroy, Jr.          Trustee                        January 3, 2000
John T. Conroy, Jr.

/s/William J. Copeland         Trustee*                       January 3, 2000
William J. Copeland

/s/James E. Dowd               Trustee*                       January 3, 2000
James E. Dowd

/s/Lawrence D. Ellis, M.D.     Trustee                        January 3, 2000
Lawrence D. Ellis, M.D.

/s/Edward L. Flaherty, Jr.     Trustee**                      January 3, 2000
Edward L. Flaherty, Jr.

/s/Peter E. Madden             Trustee                        January 3, 2000
Peter E. Madden

/s/John E. Murray, Jr.         Trustee                        January 3, 2000
John E. Murray, Jr.

/s/Wesley W. Posvar            Trustee**                      January 3, 2000
Wesley W. Posvar

/s/Marjorie P. Smuts           Trustee                        January 3, 2000
Marjorie P. Smuts
                                      * Resigned as of May 23, 1999
                                      ** Resigned as of June 30, 1999


Sworn to and subscribed before me this 3rd day of January, 2000

/s/Madeline P. Kelly
Madeline P. Kelly
Notarial Seal
Madeline P. Kelly, Notary Public
Baldwin Boro, Allegheny County
My Commission Expires Feb. 22, 2000
Member, Pennsylvania Association of Notaries